Exhibit 99.2

Subject to FRE 408

IHEARTMEDIA, INC., ET AL.

RESTRUCTURING TERM SHEET

March [    ], 2018

This Term Sheet (including the exhibits attached hereto, the “Term Sheet”)1 sets forth the principal terms of a financial restructuring (the “Restructuring”) of the existing debt, existing equity interests in, and certain other obligations of iHeartMedia, Inc. (“iHeart”) on behalf of itself and certain of its subsidiaries listed on Annex 1 hereto (collectively with iHeart, the “Company Parties”), through a chapter 11 plan of reorganization (the “Plan”) to be filed by the Company Parties in connection with commencing cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of [●] (the “Bankruptcy Court”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”). Following the occurrence of the Restructuring Effective Date, iHeart shall be referred to herein as “Reorganized iHeart”.

THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY EXCHANGE OR PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, SHALL BE MADE ONLY IN COMPLIANCE WITH SECTION 4(A)(2) OF THE SECURITIES ACT OF 1933 AND APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, AND/OR OTHER APPLICABLE STATUTES, RULES, AND LAWS.

THIS TERM SHEET DOES NOT ADDRESS ALL MATERIAL TERMS THAT WOULD BE REQUIRED IN CONNECTION WITH ANY POTENTIAL RESTRUCTURING AND ANY AGREEMENT IS SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTATION IN FORM AND SUBSTANCE CONSISTENT WITH THIS TERM SHEET AND OTHERWISE REASONABLY ACCEPTABLE TO THE CONSENTING STAKEHOLDERS AND THE COMPANY PARTIES (EACH AS DEFINED HEREIN).

THIS TERM SHEET HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE STATE AND FEDERAL STATUTES, RULES, AND LAWS. THIS TERM SHEET AND THE INFORMATION CONTAINED HEREIN ARE STRICTLY CONFIDENTIAL AND SHALL NOT BE SHARED WITH ANY OTHER PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY PARTIES.

[1]	Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Restructuring Support Agreement (the “RSA”) to which this Term Sheet is attached as Exhibit A.

Restructuring Summary

Separation of CCOH	Upon the Restructuring Effective Date, and as further described below, Clear Channel Outdoor Holdings, Inc. (“CCOH”) will be separated or spun-off from the Company Parties and the holders of the Term Loan Credit Facility Claims and PGN Claims will become the holders of the economic interests in CCOH currently held by the Company Parties (or their subsidiaries).

Post-Emergence Capital Structure

As of the Restructuring Effective Date, the Company Parties’ pro forma exit capital structure will consist of the following:

•   New ABL Facility. A senior secured asset-based revolving credit facility (the “New ABL Facility”) on terms as determined by the Company Parties and the Consenting Term Loan/PGN Group Creditors in their reasonable discretion, and set forth in a supplement to the Plan, sufficient to fund the distributions required by the Plan.

•   New Secured Debt. $5,750 million in principal amount of secured debt (the “New Secured Debt”).

•   Reorganized iHeart Equity/Warrants. Reorganized iHeart shall issue equity (the “Reorganized iHeart Equity”) on the Restructuring Effective Date to holders of Term Loan Credit Facility Claims, PGN Claims, 2021 Notes Claims, Legacy Notes Claims, and holders of Equity Interests in iHeart in the amounts set forth below (in each case, subject to dilution by the Post-Emergence Equity Incentive Program).[2]

Proposed Treatment of Claims and Interests Under the Plan

DIP Claims	On the Restructuring Effective Date, each holder of an allowed DIP Claim shall receive, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such claim, payment in full in cash on the Restructuring Effective Date.

Administrative, Priority Tax, Other Priority Claims, and Other Secured Claims

On or as soon as reasonably practicable following the Restructuring Effective Date, each holder of an administrative, priority tax, other priority claim, or other secured claim will receive, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such claim:

(a)   payment in full in cash;

(b)   reinstatement pursuant to section 1124 of the Bankruptcy Code;

(c)   delivery of the collateral securing any such secured claim and payment of any interest required under section 506(b) of the Bankruptcy Code; or

(d)   such other treatment rendering such claim unimpaired.

[2]	Shares of Reorganized iHeart Equity (“Reorganized iHeart Common Stock”) will only be issued on the Restructuring Effective Date to those holders of such claims who have provided a written certification sufficient to enable the Company Parties to determine (a) the extent to which direct and indirect voting and equity interests of the certifying party are held by non-U.S. persons, as determined under section 310(b) of Chapter 5 of Title 47 of the United States Code, 47 U.S.C. § 151 et seq., as amended (the “Communications Act”) and the Federal Communication Commission’s (the “FCC”) rules and (b) whether the holding of more than 4.99% of Reorganized iHeart Equity by the certifying party would result in a violation of FCC ownership rules or be inconsistent with FCC approval. Holders of such claims who do not meet this criteria will be issued special warrants (“Special Warrants”) to purchase shares of Reorganized iHeart Common Stock, which can, or will automatically under certain circumstances, be exercised to purchase Reorganized iHeart Common Stock. Additional details regarding the Special Warrants and the Reorganized iHeart Common Stock and details regarding the equity allocation mechanism will be set forth in the Plan.

ABL Facility Claims

As of the date hereof, the total outstanding principal amount of the Company Parties’ obligations under iHeart’s receivables based credit facility (the “ABL Facility”) is $[        ] million.

To the extent not already satisfied in full during the chapter 11 cases, on or as soon as reasonably practicable following the Restructuring Effective Date, each holder of a Claim on account of the ABL Facility (each, an “ABL Facility Claim”) will, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such ABL Facility Claim, be reinstated pursuant to section 1124 of the Bankruptcy Code or receive payment in full in cash.

Term Loan Credit Facility Claims and PGN Claims

As of the date hereof, the total outstanding principal amount of the Company Parties’ obligations under the Term Loan Credit Facility is $[        ] million and the total outstanding principal amount of the Company Parties’ obligations under the PGNs is $[        ] million.

On or as soon as reasonably practicable following the Restructuring Effective Date, each holder of a Term Loan Credit Facility Claim or PGN Claim will receive, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Term Loan Credit Facility Claim or PGN Claim, its pro rata share and interest in:

(a)   $5,550 million in principal amount of New Secured Debt to be issued by Reorganized iHeart pursuant to the Plan upon the occurrence of the Restructuring Effective Date;

(b)   [Cash in an amount equal to (I) the pro forma amount of balance sheet cash of the Company Parties available after giving effect to the Restructuring Effective Date, capitalizing CCOH, the consummation of the Plan and all Restructuring Transactions, and all debt reductions and repayments, the payment of all fees, expenses, and related uses of cash on the Restructuring Effective Date in accordance with the Plan, minus (II) $[        ] million (such difference, the “Excess Cash”).]

(c)   a distribution of (i) Special Warrants, (ii) Reorganized iHeart Common Stock, or (iii) a combination of Special Warrants and Reorganized iHeart Common Stock, which (inclusive of the shares of Reorganized iHeart Common Stock that may be received in connection with the exercise of the Special Warrants) will constitute, in the aggregate, 93.25 percent of the Reorganized iHeart Common Stock, subject to dilution on account of the Post-Emergence Equity Incentive Program (as defined below); and

(d)   100 percent of the common equity in CCOH owned by the Company Parties or their subsidiaries (the “CCOH Equity”).[3]

[3]	Reflects Company Parties’ or their subsidiaries’ ownership in CCOH (e.g., 100% = 89.5% direct ownership). Assumes percentage of CCOH ownership held publicly remains outstanding.

2021 Notes Claims and Legacy Notes Claims

The 2021 Notes Claims and Legacy Notes Claims shall be classified together under the Plan.

As of the date hereof, the total outstanding principal amount of the Company Parties’ obligations under the 2021 Notes is $[        ] million. As of the date hereof, the total outstanding principal amount of the Company Parties’ obligations under the Legacy Notes is $[        ] million.

On or as soon as reasonably practicable following the Restructuring Effective Date, each holder of a 2021 Notes Claim or Legacy Claim will receive, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such 2021 Notes Claim or Legacy Claim, its pro rata share and interest in:

(a)   [At the option of the Required Consenting Cooperating Group Creditors, either (i) $200 million in principal amount of New Secured Debt to be issued by Reorganized iHeart pursuant to the Plan upon the occurrence of the Restructuring Effective Date or (ii) cash in an amount equal to $200 million]; and

(b)   a distribution of (i) Special Warrants, (ii) Reorganized iHeart Common Stock, or (iii) a combination of Special Warrants and Reorganized iHeart Common Stock, which (inclusive of the shares of Reorganized iHeart Common Stock that may be received in connection with the exercise of the Special Warrants) will constitute, in the aggregate, 5.00 percent of the Reorganized iHeart Common Stock, subject to dilution on account of the Post-Emergence Equity Incentive Program (as defined below). Any Special Warrants or other Warrants shall have a nominal exercise price.

General Unsecured Claims	To be agreed to among the parties.

Equity Interests	On or as soon as reasonably practicable following the Restructuring Effective Date, each holder of an Equity Interest will receive, in full and final satisfaction, compromise, settlement, release, and discharge of and in exchange for such Equity Interest, its pro rata share and interest in a distribution of (i) Special Warrants, (ii) Reorganized iHeart Common Stock, or (iii) a combination of Special Warrants and Reorganized iHeart Common Stock, which (inclusive of the shares of Reorganized iHeart Common Stock that may be received in connection with the exercise of the Special Warrants) will constitute, in the aggregate, 1.75 percent of the Reorganized iHeart Common Stock, subject to dilution on account of the Post-Emergence Equity Incentive Program (as defined below)

CCOH Due From Claims	All claims held by CCOH against iHeartCommunications, Inc., one of the Company Parties, pursuant to the terms of the intercompany revolving promissory note (the “CCOH Due From Claims”) will receive treatment in a form and substance acceptable to the Company Parties, CCOH, and the Required Consenting Term Loan/PGN Group Creditors.

Section 510(b) Claims	On the Restructuring Effective Date, all claims arising under section 510(b) of the Bankruptcy Code shall be discharged without any distribution.

Intercompany Claims

All claims held by one Company Party or an affiliate in any other Company Party or an affiliate (other than PGN Claims, 2021 Notes Claims, or Legacy Notes Claims, or CCOH Due From Claims held by a Company Party or an affiliate) will be, at the option of Reorganized iHeart, either (a) reinstated or (b) cancelled without any distribution on account of such interests.

All PGN Claims, 2021 Notes Claims, and Legacy Notes Claims[4] held by a Company Party will be cancelled without any distribution on account of such interests.

Intercompany Interests	All interests held by one Company Party in any other Company Party will be, at the option of iHeart, either (a) reinstated or (b) cancelled without any distribution on account of such interests.

Implementation

CCOH Separation	The Company Parties and Required Consenting Term Loan/PGN Group Creditors shall negotiate in good faith the definitive documentation necessary to implement the separation of CCOH from iHeart and the other Company Parties on the Restructuring Effective Date pursuant to a taxable separation or tax-free divisive G reorganization.

Structure and Tax Considerations

Subject to the agreement of the Company Parties and the Consenting Stakeholders, in their reasonable discretion, the Restructuring shall be structured as either a taxable separation of CCOH or as a tax-free “divisive G” reorganization pursuant to I.R.C. §§ 368(a)(1)(G) and 355 so as to:

•   separate CCOH from iHeart and the other Company Parties on the Restructuring Effective Date;

•   obtain the most beneficial structure for the Company Parties and CCOH; and

•   preserve or otherwise maximize favorable tax attributes (including tax basis) of the Company Parties and CCOH to the extent practicable.

Milestones

The Restructuring will be effectuated pursuant to certain “Milestones” including:

•   the Plan, Disclosure Statement, and a motion for approval of the Disclosure Statement, all in form and substance reasonably acceptable to the Company Parties and Consenting Stakeholders, shall be filed in the Chapter 11 Cases within [60] days of the Petition Date;

•   an order approving the Disclosure Statement shall be entered by the Bankruptcy Court within [180] days of the Petition Date;

•   an order confirming the Plan shall be entered by the Bankruptcy Court within [300] days of the Petition Date; and

•   the Restructuring Effective Date shall occur within [365] days of the Petition Date (the “Outside Date”); provided that the Parties shall negotiate in good faith a reasonable extension of the Outside Date if the Parties have otherwise complied with the terms of the Definitive Documents and all other events and actions necessary for the occurrence of the Restructuring Effective Date have occurred other than the receipt of regulatory or other approval of a governmental unit necessary for the occurrence of the Restructuring Effective Date.

[4]	Includes the $57.1 million of 5.5% senior notes due 2016 held by Clear Channel Holdings, Inc.

Conditions Precedent to the Restructuring Effective Date

The occurrence of the Restructuring Effective Date shall be subject to the following conditions precedent:

•   the RSA shall not have been terminated and remain in full force and effect;

•   the orders approving the Disclosure Statement and the Plan shall have been entered and such orders shall not have been stayed, modified, or vacated on appeal;

•   entry into the New ABL Facility (with all conditions precedent thereto having been satisfied or waived);

•   entry into and issuance of the New Secured Debt (with all conditions precedent thereto having been satisfied or waived);

•   issuance of the Reorganized iHeart Equity (with all conditions precedent thereto having been satisfied or waived);

•   establishment of a professional fee escrow account funded in the amount of estimated accrued but unpaid professional fees incurred by the Company Parties during the Chapter 11 Cases;

•   Payment of all reasonable and documented fees and expenses of the 2021 Noteholder Group Professionals;

•   [the Internal Revenue Service shall have issued a private letter ruling approving the taxable separation or tax-free divisive G reorganization, as applicable;]

•   CCOH shall have been separated or spun-off from the Company Parties and the holders of the Term Loan Credit Facility Claims and PGN Claims shall be the holders of economic interests in CCOH currently held by the Company Parties or their subsidiaries; and

•   any and all requisite FCC approvals and any other governmental, regulatory, and third-party approvals and consents shall have been obtained.

Corporate Governance and Employee Matters

Corporate Governance Documents	In connection with the Restructuring Effective Date, and consistent with section 1123(a)(6) of the Bankruptcy Code, Reorganized iHeart and CCOH shall adopt customary corporate governance documents, including amended and restated certificates of incorporation, bylaws, and shareholders’ agreements.

Employment Obligations	The Consenting Stakeholders consent to (i) the continuation of the Company Parties’ wages, compensation, benefits, and incentive programs according to existing terms and practices, including executive compensation programs and the 2018 incentive plans, and (ii) any motions in the Bankruptcy Court for approval thereof.

Employment Agreements	The Plan shall provide for the employment agreements for each of the members of the senior management team of iHeart to be assumed or otherwise amended with the consent of the applicable member of the senior management team.

Indemnification of Prepetition Directors, Officers, Managers, et al.	Under the Restructuring, all indemnification provisions currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Company Parties, as applicable, shall be assumed and survive the effectiveness of the Restructuring.

Post-Emergence Equity Incentive Program	Members of the management team of Reorganized iHeart will be entitled to participate in an equity incentive program (the “Post-Emergence Equity Incentive Program”) on the terms set forth in Annex 2.

Miscellaneous Provisions

Debtor Releases, Third-Party Releases, and Exculpation

The exculpation provisions, the Debtor releases, and the “third-party” releases to be included in the Plan will be as set forth in Annex 3 hereto in all material respects.

To the extent there is an ability to “opt out,” the Consenting Stakeholders will, pursuant to the RSA, agree not to “opt out” of the consensual “third-party” releases.

Reorganized iHeart Equity	Except as otherwise noted, it is the intent of the parties that any “securities” as defined in section 2(a)(1) of the Securities Act of 1933 issued under the Plan, except with respect to any entity that is an underwriter, shall be exempt from registration under U.S. state and federal securities laws pursuant to section 1145 of the Bankruptcy Code and Reorganized iHeart will utilize section 1145 of the Bankruptcy Code, or to the extent that such exemption is unavailable, shall utilize any other available exemptions from registration, as applicable. [Customary registration rights to be provided to any holders who may be unable to rely upon an exemption for resales. Reorganized iHeart will use reasonable best efforts to have its common stock admitted to listing on a recognized U.S. stock exchange as promptly as reasonably practicable on or after the Restructuring Effective Date, and prior to any such listing to use its reasonable best efforts to qualify its shares for trading in the pink sheets.]

Regulatory Requirements	All parties shall abide by, and use their reasonable best efforts to obtain, any regulatory and licensing requirements or approvals to consummate the Restructuring as promptly as practicable including, but not limited to requirements or approvals that may arise as a result of such party’s equity holdings in Reorganized iHeart.

Non-Transfer	From and after January 1, 2018 through the Restructuring Effective Date, each Consenting Stakeholder has not and will not transfer any of the interests in the Company Parties held by such Consenting Stakeholder or its affiliates, or claim a worthless stock deduction in any such interests, and will prevent any of its affiliates from taking any similar action unless the transferee(s) agree(s) to be bound by all of the terms and conditions of the Term Sheet.